PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 7, 2003)                    REGISTRATION NO. 333-96063




                                 [LOGO OMITTED]



                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                   Primary
                                                         Share     Trading
                   Name of Company        Ticker        Amounts    Market
--------------------------------------- ----------- ------------ ----------
Agile Software Corporation                 AGIL            4       NASDAQ
Ariba, Inc.                                ARBA           14       NASDAQ
CheckFree Corporation                      CKFR            4       NASDAQ
Commerce One, Inc.                         CMRC           1.2      NASDAQ
FreeMarkets, Inc.                          FMKT            3       NASDAQ
Internet Capital Group, Inc.               ICGE           15       NASDAQ
Nexprise, Inc.                             NXPS          0.133     NASDAQ
Pegasus Solutions, Inc.                    PEGS            2       NASDAQ
QRS Corporation                            QRSI            1       NASDAQ
Retek, Inc.                                RETK            3       NASDAQ
SciQuest, Inc.                             SQST           0.4      NASDAQ
VerticalNet, Inc.                          VERT           0.6      NASDAQ



         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

          The date of this prospectus supplement is September 30, 2003.